Exhibit 99.1

Five9 Reports Third Quarter 2014 Results
Revenue Increased 23% Year-Over-Year
SAN RAMON, CALIF. - November 6, 2014 - Five9, Inc. (NASDAQ: FIVN), a leading provider of cloud contact center software, today reported results for the third quarter ended September 30, 2014.
“We are pleased to report strong third quarter results. Revenue, gross margins and bottom line performance were better than expected. Our revenue growth was fueled by continued strong demand for our cloud-based software solution. Bookings momentum remained strong as we added new clients and expanded client engagements, resulting in record quarterly bookings. We continue to see more companies move away from premise-based solutions and shift their contact center technology to the cloud. These organizations are embracing Five9’s cloud solution to help make their contact centers more efficient and improve their customers’ experience. We believe Five9 is well positioned to capture a large portion of this market opportunity.”
- Mike Burkland, President and CEO, Five9
Third Quarter 2014 Financial Results

•	Total revenue for the third quarter of 2014 increased 23% to $25.9 million compared to $21.1 million for the third quarter of 2013.

•	Annual dollar-based retention rate for the period ended September 30, 2014 was 97%.

•	GAAP gross margin was 47.8% in the third quarter of 2014 compared to 41.8% for the same period in 2013.

•	Adjusted gross margin was 53.3% for the third quarter of 2014 compared to 46.4% for the same period in 2013.

•	Adjusted EBITDA for the third quarter of 2014 was a loss of $(5.0) million, compared to a loss of $(5.3) million for the third quarter of 2013.

•
GAAP net loss for the third quarter of 2014 was $(11.4) million, or $(0.24) per share, compared to a GAAP net loss of $(7.7) million, or $(2.05) per share, for the third quarter of 2013. Included in third quarter 2014 G&A was a $2.0 million charge due to a settlement with the FCC Enforcement Bureau to conclude an FCC investigation into 2008 to 2012 Universal Service Fund contribution and international carrier authorization compliance issues.

•	Non-GAAP net loss for the third quarter of 2014 was $(7.3) million, or $(0.15) per share, compared to a non-GAAP net loss of $(6.7) million, or $(1.76) per share, for the third quarter of 2013.
A reconciliation of the non-GAAP financial measures to their related GAAP financial measures is set forth below.
Recent Business Highlights

•	Introduced the Five9 Fall Release 2014 of our cloud contact center software, this included:

◦	Enhanced multichannel integration with Oracle RightNow CX Cloud Service

◦	Updated and streamlined integration to Zendesk

◦	Telephone Consumer Protection Act (TCPA) solution - TCPA Manual Touch Mode - to support contact centers’ compliance efforts, enabling them to dial with confidence

•	Additional highlights included:

◦	Sustained momentum in adding new clients, with key enterprise wins

◦	Joined the Cloud Security Alliance to promote best practices for providing security assurance within cloud computing

◦	Won 2014 CRM Excellence Award from CUSTOMER magazine for a second consecutive year
Business Outlook

•	For the fourth quarter of 2014, Five9 expects to report:

◦	Revenue in the range of $26.2 to $27.2 million

◦	GAAP net loss in the range of $(10.6) to $(11.6) million

◦	Non-GAAP net loss in the range of $(8.6) to $(9.6) million

•	For the full year 2014, Five9 expects to report:

◦	Revenue in the range of $101.0 to $102.0 million, up from the guidance range of $99.0 to $101.0 million that was previously provided on August 4, 2014

◦	GAAP net loss of $(39.0) to $(40.0) million, up from the guidance range of $(38.9) to $(40.5) million that was previously provided on August 4, 2014

◦	Non-GAAP net loss in the range of $(34.2) to $(35.2) million, improved from the guidance range of $(36.2) to $(37.8) million that was previously provided on August 4, 2014
Conference Call Details
Five9 will discuss its third quarter 2014 results today, November 6, 2014, via teleconference at 4:30 p.m. Eastern Time. To access the call (ID 1068738), please dial: 888-504-7966 or 719-457-2692. An audio replay of the call will be available through November 20, 2014 by dialing 888-203-1112 or 719-457-0820 and entering access code 1068738. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K, and will be posted to our web site, prior to the conference call.
A webcast of the call will be available on the Investor Relations section of the Company’s website at http://investors.five9.com/.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.  Five9 considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events, as well as factors that do not directly affect what we consider to be our core operating performance. The company’s management uses these measures to (i) illustrate underlying trends in the company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results.

The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.
Forward Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer and statements set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) we may be unable to attract new clients or sell additional services and functionality to our existing clients; (iii) our recent rapid growth may not be indicative of our future growth and we may fail to manage our growth effectively; (iv) the markets in which we participate are highly competitive and we may be unable to compete effectively; (v) we may be unable to manage our technical operations infrastructure, which could cause our existing clients to experience service outages, cause our new clients to experience delays in the deployment of our solution and subject us to, among other things, claims for credits or damages; (vi) a decline in our dollar-based retention rate could cause our revenues and gross margins to decrease and our net loss to increase and we may be required to spend more money to grow our client base to maintain our revenues; (vii) sales of our solutions to larger organizations may require longer sales and implementation cycles and we may be unable to offer the configuration and integration services or customized features and functions required by larger organizations, which could delay or prevent sales of our solution to them; (viii) downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (ix) third-party telecommunications and internet service providers on which we rely may fail to provide our clients and their customers with reliable telecommunication services and connectivity to our cloud contact center software; (x) we may be unable to achieve or sustain profitability; (xi) we may be unable to secure additional financing on favorable terms, or at all, to meet our future capital needs; and (xii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent quarterly report on Form 10-Q. Such forward looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.
About Five9
Five9 is a leading provider of cloud contact center software, bringing the power of the cloud to thousands of customers and facilitating more than three billion customer interactions annually. Since 2001, Five9 has led the cloud revolution in contact centers, delivering software to help organizations of every size transition from premise-based software to the cloud. With its extensive expertise, technology, and ecosystem of partners, Five9 delivers secure, reliable, scalable cloud contact center software to help businesses create exceptional customer experiences, increase agent productivity and deliver tangible results. For more information visit www.five9.com.

Investor Relations Contact:

Barry Zwarenstein
Chief Financial Officer
Five9, Inc.
925-201-2000 ext. 5959
IR@five9.com

Lisa Laukkanen
The Blueshirt Group for Five9, Inc.
415-217-4967
Lisa@blueshirtgroup.com

# # #

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$53,489	$17,748
Short-term investments	29,999	—
Accounts receivable, net	7,725	6,970
Prepaid expenses and other current assets	2,726	1,651
Total current assets	93,939	26,369
Property and equipment, net	12,117	11,607
Intangible assets, net	2,681	3,065
Goodwill	11,798	11,798
Other assets	1,339	3,439
Total assets	$121,874	$56,278

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,856	$4,306
Accrued and other current liabilities	7,778	5,929
Accrued federal fees	6,430	4,206
Sales tax liability	260	98
Revolving line of credit	12,500	—
Notes payable	3,112	1,522
Capital leases	4,988	4,857
Deferred revenue	4,991	4,375
Total current liabilities	42,915	25,293
Revolving line of credit — less current portion	—	12,500
Sales tax liability — less current portion	2,177	5,350
Notes payable — less current portion	23,526	7,095
Capital leases — less current portion	4,499	4,358
Convertible preferred and common stock warrant liabilities	—	3,935
Other long-term liabilities	607	715
Total liabilities	73,724	59,246
Stockholders’ equity (deficit):
Convertible preferred stock	—	53,734
Common stock	48	5
Additional paid-in capital	167,311	34,089
Accumulated other comprehensive income	1	—
Accumulated deficit	(119,210)	(90,796)
Total stockholders’ equity (deficit)	48,150	(2,968)
Total liabilities and stockholders’ equity (deficit)	$121,874	$56,278

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenue	$25,869	$21,091	$74,828	$60,489
Cost of revenue	13,504	12,265	40,121	36,161
Gross profit	12,365	8,826	34,707	24,328
Operating expenses:
Research and development	5,503	4,419	16,282	12,679
Sales and marketing	9,296	6,964	27,992	20,338
General and administrative	7,967	4,223	17,653	12,100
Total operating expenses	22,766	15,606	61,927	45,117
Loss from operations	(10,401)	(6,780)	(27,220)	(20,789)
Other income (expense), net:
Change in fair value of convertible preferred and common stock warrant liabilities	—	(622)	1,745	(1,177)
Interest expense	(1,116)	(273)	(2,986)	(666)
Interest income and other	95	(15)	99	19
Total other income (expense), net	(1,021)	(910)	(1,142)	(1,824)
Loss before provision for income taxes	(11,422)	(7,690)	(28,362)	(22,613)
Provision for income taxes	13	45	52	69
Net loss	$(11,435)	$(7,735)	$(28,414)	$(22,682)
Net loss per share:
Basic and diluted	$(0.24)	$(2.05)	$(0.84)	$(6.19)
Shares used in computing net loss per share:
Basic and diluted	48,310	3,779	33,762	3,667

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
	September 30, 2014	September 30, 2013
Cash flows from operating activities:
Net loss	$(28,414)	$(22,682)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,858	2,902
Provision for doubtful accounts	43	29
Stock-based compensation	4,796	1,026
Loss on the disposal of property and equipment	1	5
Non-cash interest expense	210	—
Changes in fair value of convertible preferred and common stock warrant liabilities	(1,745)	1,177
Accretion of discounts on short-term investments	(5)	—
Changes in operating assets and liabilities:
Accounts receivable	(744)	187
Prepaid expenses and other current assets	(981)	(545)
Other assets	(39)	(175)
Accounts payable	(1,018)	(306)
Accrued and other current liabilities	2,558	980
Accrued federal fees and sales tax liability	(787)	1,588
Deferred revenue	666	325
Other liabilities	(158)	67
Net cash used in operating activities	(20,759)	(15,422)
Cash flows from investing activities:
Purchases of property and equipment	(478)	(301)
Restricted cash	(25)	—
Purchase of short-term investments	(29,993)	—
Proceeds from sale of short-term investments	—	2,490
Net cash provided by (used in) investing activities	(30,496)	2,189
Cash flows from financing activities:
Net proceeds from initial public offering, net of payments for offering costs	71,459	—
Payments for deferred offering costs	—	(757)
Net proceeds from issuance of convertible preferred stock	—	21,794
Proceeds from exercise of common stock options and warrants	767	169
Proceeds from notes payable	19,561	—
Repayments of notes payable	(783)	(532)
Payments of capital leases	(4,008)	(3,292)
Proceeds from revolving line of credit	—	6,000
Repayments on revolving line of credit	—	(6,000)
Net cash provided by financing activities	86,996	17,382
Net increase in cash and cash equivalents	35,741	4,149
Cash and cash equivalents:
Beginning of period	17,748	5,961
End of period	$53,489	$10,110

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

GAAP gross profit	$12,365	$8,826	$34,707	$24,328
GAAP gross margin	47.8%	41.8%	46.4%	40.2%
Non-GAAP adjustments:
Depreciation	1,184	900	3,583	2,509
Intangibles amortization	88	—	264	—
Stock-based compensation	158	51	366	127
Adjusted gross profit	$13,795	$9,777	$38,920	$26,964
Adjusted gross margin	53.3%	46.4%	52.0%	44.6%

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

GAAP net loss	$(11,435)	$(7,735)	$(28,414)	$(22,682)
Non-GAAP adjustments:
Depreciation and amortization	1,567	1,063	4,858	2,902
Stock-based compensation	1,877	458	4,796	1,026
Interest expense	1,116	273	2,986	666
Interest income and other	(95)	15	(99)	(19)
Provision for income taxes	13	45	52	69
Change in fair value of convertible preferred and common stock warrant liabilities	—	622	(1,745)	1,177
Reversal of contingent sales tax liability (G&A)	—	—	(2,766)	—
Accrued FCC charge (G&A)	2,000	—	2,000	—
Adjusted EBITDA	$(4,957)	$(5,259)	$(18,332)	$(16,861)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

GAAP net loss	$(11,435)	$(7,735)	$(28,414)	$(22,682)
Non-GAAP adjustments:
Stock-based compensation	1,877	458	4,796	1,026
Intangibles amortization	128	—	384	—
Non-cash interest expense	81	—	210	—
Change in fair value of convertible preferred and common stock warrant liabilities	—	622	(1,745)	1,177
Reversal of contingent sales tax liability (G&A)	—	—	(2,766)	—
Accrued FCC charge (G&A)	2,000	—	2,000	—
Non-GAAP net loss	$(7,349)	$(6,655)	$(25,535)	$(20,479)

Non-GAAP net loss per share:
Basic and diluted	$(0.15)	$(1.76)	$(0.76)	$(5.58)
Shares used in computing non-GAAP net loss per share:
Basic and diluted	48,310	3,779	33,762	3,667

Summary of Stock-Based Compensation, Depreciation and Intangibles Amortization
(Unaudited, in thousands)

	Three Months Ended
	September 30, 2014			September 30, 2013
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation

Cost of revenue	$158	$1,184	$88	$51	$900
Research and development	583	58	—	136	57
Sales and marketing	361	21	29	182	17
General and administrative	775	176	11	89	89
Total	$1,877	$1,439	$128	$458	$1,063

	Nine Months Ended
	September 30, 2014			September 30, 2013
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation

Cost of revenue	$366	$3,583	$264	$127	$2,509
Research and development	1,404	154	—	238	155
Sales and marketing	1,055	61	85	421	42
General and administrative	1,971	676	35	240	196
Total	$4,796	$4,474	$384	$1,026	$2,902

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss – GUIDANCE
(Unaudited, in thousands)

	Three Months Ending		Year Ending
	December 31, 2014		December 31, 2014
	Low	High	Low	High

GAAP net loss	$(10,574)	$(11,574)	$(39,003)	$(40,003)
Non-GAAP adjustments:
Stock-based compensation	1,764	1,764	6,561	6,561
Intangibles amortization	128	128	512	512
Non-cash interest expense	82	82	291	291
Change in fair value of convertible preferred and common stock warrant liabilities	—	—	(1,745)	(1,745)
Reversal of contingent sales tax liability (G&A)	—	—	(2,766)	(2,766)
Accrued FCC charge (G&A)	—	—	2,000	2,000
Non-GAAP net loss	$(8,600)	$(9,600)	$(34,150)	$(35,150)